EXHIBIT NO. 99.(h) 10

EXHIBIT A

As of March 31, 2015

FUNDS

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I

MFS U.S. Government Cash Reserve Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Value Fund

MFS Series Trust III

MFS High Income Fund

MFS Series Trust IV

MFS Mid Cap Growth Fund

MFS Series Trust V

MFS International New Discovery Fund

MFS Total Return Fund

MFS Series Trust IX

MFS Limited Maturity Fund

MFS Total Return Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS Moderate Allocation Fund

MFS Series Trust XI

MFS Mid Cap Value Fund

MFS Series Trust XII

MFS Lifetime Income Fund